Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3 TO THE

LOAN AND SERVICING AGREEMENT AND AMENDMENT NO. 1 TO PURCHASE

AND SALE AGREEMENT, CUSTODY AGREEMENT AND SECURITIES ACCOUNT

CONTROL AGREEMENT

This AMENDMENT NO. 3 TO THE LOAN AND SERVICING AGREEMENT AND AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT, CUSTODY AGREEMENT AND SECURITIES ACCOUNT CONTROL AGREEMENT (this “Amendment”), is dated as of August 17, 2015, among Fifth Street Funding II, LLC, as the borrower (in such capacity, the “Borrower”), Fifth Street Finance Corp., as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”), as lender (in such capacity, the “Lender”) and as the collateral agent (in such capacity, the “Collateral Agent”) and U.S. Bank National Association, as the custodian (the “Custodian”) and as the account bank (the “Account Bank”). Capitalized terms used but not defined herein have the meanings provided in the Loan and Servicing Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Servicer, the Transferor, the Administrative Agent, the Lender and the Collateral Agent have entered into the Loan and Servicing Agreement, dated as of September 16, 2011 (such agreement as amended on March 16, 2012 by Amendment No. 1 and Waiver to the Loan and Servicing Agreement and on October 30, 2013 by Amendment No. 2 to the Loan and Servicing Agreement and as may be further amended, modified, supplemented, waived or restated from time to time, the “Loan and Servicing Agreement”);

WHEREAS, the Transferor and the Borrower have entered into the Purchase and Sale Agreement dated as of September 16, 2011 (as may be further amended, modified, supplemented or restated from time to time, the “Purchase and Sale Agreement”);

WHEREAS, the Borrower, the Servicer, the Transferor, the Collateral Agent, the Administrative Agent and the Custodian have entered into the Custody Agreement, dated as of September 16, 2011 (as amended, modified, supplemented, waived or restated from time to time, the “Custody Agreement”);

WHEREAS, the Borrower, the Servicer, the Collateral Agent and the Account Bank have entered into the Securities Account Control Agreement, dated as of September 16, 2011 (as amended, modified, supplemented, waived or restated from time to time, the “Securities Account Control Agreement”);

WHEREAS, pursuant to and in accordance with Section 11.01 of the Loan and Servicing Agreement, the parties hereto desire to amend the Loan and Servicing Agreement in certain respects as provided herein;

WHEREAS, pursuant to and in accordance with Section 10.3 of the Purchase and Sale Agreement, the parties hereto desire to amend the Purchase and Sale Agreement in certain respects as provided herein;

WHEREAS, pursuant to and in accordance with Section 17.1 of the Custody Agreement, the parties hereto desire to amend the Custody Agreement in certain respects as provided herein; and

WHEREAS, pursuant to and in accordance with Section 10(b) of the Securities Account Control Agreement, the parties hereto desire to amend the Securities Account Control Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS.

(a)          The Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Exhibit A hereto.

(b)          The Schedules to the Loan and Servicing Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Schedules to the Loan and Servicing Agreement attached as Exhibit B hereto.

(c)          The Custody Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Custody Agreement attached as Exhibit C hereto.

(d)          The Securities Account Control Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Securities Account Control Agreement attached as Exhibit D hereto.

(e)          The Purchase and Sale Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Purchase and Sale Agreement attached as Exhibit E hereto.

SECTION 2. AGREEMENTS IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Loan and Servicing Agreement, the Purchase and Sale Agreement, the Custody Agreement and the Securities Account Control Agreement are hereby ratified and shall remain in full force and effect. After this Amendment becomes effective, all references to the Loan and Servicing Agreement, the Purchase and Sale Agreement, the Custody Agreement and the Securities Account Control Agreement, as applicable, and corresponding references thereto or therein such as “hereof,” “herein,” or words of similar effect referring to the Loan and Servicing Agreement, the Purchase and Sale Agreement, the Custody Agreement and the Securities Account Control Agreement, as applicable, shall be deemed to mean the Loan and Servicing Agreement, the Purchase and Sale Agreement, the Custody Agreement and the Securities Account Control Agreement, as applicable, as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Servicing Agreement, the Purchase and Sale Agreement, the Custody Agreement and the Securities Account Control Agreement, as applicable, other than as expressly set forth herein, and shall not constitute a novation of the Loan and Servicing Agreement, the Purchase and Sale Agreement, the Custody Agreement or the Securities Account Control Agreement.

SECTION 3. Representations.

Each of the Borrower, the Servicer and the Transferor, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i)          it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)         the execution, delivery and performance by it of this Amendment and the Loan and Servicing Agreement, the Purchase and Sale Agreement, the Custody Agreement and the Securities Account Control Agreement, as applicable, as amended hereby are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)        no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Loan and Servicing Agreement, the Purchase and Sale Agreement, the Custody Agreement and the Securities Account Control Agreement, as applicable, as amended hereby by or against it;

(iv)        this Amendment has been duly executed and delivered by it;

(v)         each of this Amendment and the Loan and Servicing Agreement, the Purchase and Sale Agreement, the Custody Agreement and the Securities Account Control Agreement, as applicable, as amended hereby constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(vi)        no Unmatured Event of Default, Event of Default or Servicer Termination Event has occurred or exists; and

(vii)       no Unmatured Event of Default, Event of Default or Servicer Termination Event will result under the Loan and Servicing Agreement, as amended by this Amendment.

SECTION 4. Conditions to Effectiveness.

The effectiveness of this Amendment is conditioned upon: (i) payment of the outstanding fees and disbursements of the Collateral Agent, the Administrative Agent and the Lender; (ii) payment of the outstanding fees and disbursements of Dechert LLP, as counsel to the Collateral Agent, the Administrative Agent and the Lender; (iii) delivery to the Administrative Agent of (x) executed signature pages by all parties hereto, (y) corporate authority documentation, certified by the Borrower or Servicer and the secretary of state (or similar authority) of the jurisdiction in which the Borrower and Servicer are organized, as applicable, and (z) a favorable written opinion of legal counsel to the Borrower, in form and substance satisfactory to the Administrative Agent and (iv) delivery and execution of the Third Amended and Restated Lender Fee Letter Agreement by the parties thereto.

SECTION 5. Miscellaneous.

(a)          Without in any way limiting any other obligation hereunder or under the Transaction Documents, the Borrower agrees to provide, from time to time, any additional documentation and to execute additional acknowledgements, amendments, instruments or other agreements as may be reasonably requested and required by the Administrative Agent to effectuate the foregoing.

(b)          This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(c)          The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(d)          This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement, the Purchase and Sale Agreement, the Custody Agreement or the Securities Account Control Agreement, as applicable.

(e)          The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Loan and Servicing Agreement, the Purchase and Sale Agreement, the Custody Agreement or the Securities Account Control Agreement, as applicable.

(f)          Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural number, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(g)          This Amendment and the Loan and Servicing Agreement, the Purchase and Sale Agreement, the Custody Agreement and the Securities Account Control Agreement, as applicable, represent the final agreements among the applicable parties only with respect to the matters expressly set forth therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the applicable parties with respect to such matters.

(h)          THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FIFTH STREET FUNDING II, LLC, as the Borrower

By:	/s/ Alexander C. Frank
Name: Alexander C. Frank
Title: Chief Financial Officer and Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Fifth Street Funding II, LLC
Amendment No. 3 to Loan & Servicing Agreement and Amendment No. 1 to Purchase Agreement, Custody Agreement and Securities Account Control Agreement

FIFTH STREET FINANCE CORP., as the Servicer and as the Transferor

By:	/s/ Steven M. Noreika
Name: Steven M. Noreika
Title: Chief Financial Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Fifth Street Funding II, LLC
Amendment No. 3 to Loan & Servicing Agreement and Amendment No. 1 to Purchase Agreement, Custody Agreement and Securities Account Control Agreement

SUMITOMO MITSUI BANKING CORPORATION,
as the Administrative Agent

By:	/s/ Hitoshi Ryoji
Name: Hitoshi Ryoji
Title: Managing Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Fifth Street Funding II, LLC
Amendment No. 3 to Loan & Servicing Agreement and Amendment No. 1 to Purchase Agreement, Custody Agreement and Securities Account Control Agreement

SUMITOMO MITSUI BANKING CORPORATION, as the Lender

By:	/s/ Hitoshi Ryoji
Name: Hitoshi Ryoji
Title: Managing Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Fifth Street Funding II, LLC
Amendment No. 3 to Loan & Servicing Agreement and Amendment No. 1 to Purchase Agreement, Custody Agreement and Securities Account Control Agreement

SUMITOMO MITSUI BANKING CORPORATION, as the Collateral Agent

By:	/s/ Hitoshi Ryoji
Name: Hitoshi Ryoji
Title: Managing Director

Fifth Street Funding II, LLC
Amendment No. 3 to Loan & Servicing Agreement and Amendment No. 1 to Purchase Agreement, Custody Agreement and Securities Account Control Agreement

U.S. BANK NATIONAL ASSOCIATION,
as the Custodian

By:	/s/ Jon Sammarco
Name: Jon Sammarco
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as the Account Bank

By:	/s/ Jon Sammarco
Name: Jon Sammarco
Title: Vice President

Fifth Street Funding II, LLC
Amendment No. 3 to Loan & Servicing Agreement and Amendment No. 1 to Purchase Agreement, Custody Agreement and Securities Account Control Agreement

Exhibit A

CONFORMED LOAN AND SERVICING AGREEMENT

EXECUTION VERSION

Conformed through Amendment No. ~~2~~3

Up to U.S. $125,000,000

LOAN AND SERVICING AGREEMENT

Dated as of September 16, 2011

Among

FIFTH STREET FUNDING II, LLC,

as the Borrower

FIFTH STREET FINANCE CORP.,

as the Servicer and as the Transferor

SUMITOMO MITSUI BANKING CORPORATION,

as the Administrative Agent and as the Collateral Agent

and

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

i

(continued)

ii

(continued)

		Page

Section 8.01	Indemnities by the Borrower	~~104~~105
Section 8.02	Indemnities by Servicer	~~107~~108
Section 8.03	Legal Proceedings	109
Section 8.04	After-Tax Basis	110
ARTICLE IX.	THE ADMINISTRATIVE AGENT	110
Section 9.01	The Administrative Agent	110
ARTICLE X.	COLLATERAL AGENT	~~113~~114
Section 10.01	Designation of Collateral Agent	~~113~~114
Section 10.02	Duties of Collateral Agent	114
Section 10.03	Merger or Consolidation	116
Section 10.04	Collateral Agent Compensation	~~116~~117
Section 10.05	Collateral Agent Removal	~~116~~117
Section 10.06	Limitation on Liability	117
Section 10.07	Collateral Agent Resignation	118
ARTICLE XI.	MISCELLANEOUS	~~118~~119
Section 11.01	Amendments and Waivers	~~118~~119
Section 11.02	Notices, Etc.	119
or at such other address as shall be designated by such party in a written notice to the other parties hereto		~~119~~120
Section 11.03	No Waiver; Remedies	120
Section 11.04	Binding Effect; Assignability; Multiple Lenders	120
Section 11.05	Term of This Agreement	~~120~~121
Section 11.06	GOVERNING LAW; JURY WAIVER	121
Section 11.07	Costs, Expenses and Taxes	121
Section 11.08	No Proceedings	122
Section 11.09	Recourse Against Certain Parties	~~122~~123
Section 11.10	Execution in Counterparts; Severability; Integration	~~123~~124
Section 11.11	Consent to Jurisdiction; Service of Process	~~123~~124
Section 11.12	Characterization of Conveyances Pursuant to the Purchase and Sale Agreement	124
Section 11.13	Confidentiality	~~125~~126

iii

(continued)

		Page

Section 11.14	Non-Confidentiality of Tax Treatment	~~126~~127
Section 11.15	Waiver of Set Off	127
Section 11.16	Headings and Exhibits	127
Section 11.17	Ratable Payments	127
Section 11.18	Failure of Borrower or Servicer to Perform Certain Obligations	~~127~~128
Section 11.19	Power of Attorney	~~127~~128
Section 11.20	Delivery of Termination Statements, Releases, etc.	128

iv

This LOAN AND SERVICING AGREEMENT is made as of September 16, 2011, among:

(1)         FIFTH STREET FUNDING II, LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);

(2)         FIFTH STREET FINANCE CORP., a Delaware corporation, as the Servicer (as defined herein) and as the Transferor (as defined herein);

(3)         SUMITOMO MITSUI BANKING CORPORATION, a Japanese banking corporation, as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”) and as the Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”); and

(4)         EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender.

PRELIMINARY STATEMENT

The Lenders have agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances under the Variable Funding Note(s) from time to time in an aggregate principal amount not to exceed the Borrowing Base. The proceeds of the Advances will be used (a) to finance the Borrower’s purchase, on a “true sale” basis, of Eligible Loan Assets from the Transferor, approved by the Administrative Agent, pursuant to the Purchase and Sale Agreement between the Borrower and the Transferor, (b) to fund the Unfunded Exposure Account and (c) to distribute such proceeds to the Borrower’s parent. Accordingly, the parties agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01         Certain Defined Terms.

(a)          Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b)          As used in this Agreement and the exhibits and schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account Bank” means U.S. Bank, in its capacity as the “Account Bank” pursuant to the Control Agreement.

Affiliate relationship which may exist solely as a result of direct or indirect ownership or control by a common Financial Sponsor.

“Agented Note” means any Loan Asset (i) originated as a part of a syndicated loan transaction that has been closed (without regard to any contemporaneous or subsequent syndication of such Loan Asset) prior to such Loan Asset becoming part of the Collateral Portfolio and (ii) with respect to which, upon an assignment of the note under the Purchase and Sale Agreement to the Borrower, the Borrower, as assignee of the note, will have all of the rights but none of the obligations of the Transferor with respect to such note and the Underlying Collateral.

“Agreement” means this Loan and Servicing Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person (including, without limitation, predatory lending laws, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage” means, for each Eligible Loan Asset, 65%.

“Applicable Spread” means, (i) with respect to any rate based on LIBOR, if the Advances Outstanding on the applicable day (after giving effect to borrowings, prepayments and Commitment reductions effected on such day) were (x) greater than an amount equal to thirty-five percent (35.00%) of the aggregate Commitments on such day, 2.00% per annum and (y) less than or equal to an amount equal to thirty-five percent (35.00%) of the aggregate Commitments on such day, 2.25% per annum and, (ii) with respect to any rate based on the Base Rate, 1.25% per annum; provided that, at any time after the occurrence of an Event of Default, the Applicable Spread shall be 4.00% per annum.

“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval by the Administrative Agent, in its sole discretion, of the conveyance of such Eligible Loan Asset by the Transferor to the Borrower pursuant to the terms of the Purchase and Sale Agreement and the Loan Assignment by which the Transferor effects such conveyance.

“Assigned Documents” has the meaning assigned to that term in Section 2.12.

therein and (ii) provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness of such Obligor.

“Floating Rate Note” means a note issued pursuant to an indenture or equivalent document by a corporation, partnership, limited liability company, trust or other Person, bearing interest at a floating rate. For the avoidance of doubt, a Floating Rate Note will not include any note evidencing any borrowings under or in respect of a Loan Asset.

“Foreign Lender” means a Lender that is not created or organized under the laws of the United States or a political subdivision thereof.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Hazardous Materials” means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Indebtedness” means, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e).

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01.

“Indemnified Party” has the meaning assigned to that term in Section 8.01.

scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales or dispositions attributable to interest on such Loan Asset and (ii) amendment fees, late fees, waiver fees, prepayment fees or other amounts received in respect of Loan Assets.

“Interest Period” means with respect to any LIBOR Advance (i) the period beginning on, and including, the Advance Date or Conversion Date, as applicable, with respect to such LIBOR Advance and ending on, but excluding, the first succeeding Payment Date (provided that if the Advance Date or Conversion Date, as applicable, for any LIBOR Advance occurs on or after the Payment Date Cut-Off in any calendar month but prior to the Payment Date in such calendar month, the initial Interest Period for such LIBOR Advance shall end on, but exclude, the second succeeding Payment Date) and (ii) thereafter, for so long as such LIBOR Advance or any portion thereof remains outstanding, each period beginning on, and including, the Payment Date on which the immediately preceding Interest Period with respect to such LIBOR Advance ended and ending on, but excluding, the next succeeding Payment Date.

“Investment Advisor Departure Event” means Fifth Street Management LLC shall cease to be the investment advisor of the Servicer without having been immediately replaced with an investment advisor reasonably satisfactory to the Administrative Agent and the Required Lenders in their reasonable discretion. For the avoidance of doubt, in the event the Servicer elects to be self-managed in accordance with applicable law, no Investment Advisor Departure Event shall be deemed to have occurred so long as no Key Person Departure Event has occurred.

“Investment Polices” means Fifth Street’s written investment policies in effect on the date hereof (a copy of which has been previously delivered to the Administrative Agent), as same may be amended from time to time in Fifth Street’s reasonable business judgment.

“Joinder Supplement” means an agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit E to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Key Person Departure Event” means any two of (i) Leonard Tannenbaum, (ii) Bernard Berman and (iii) Ivelin Dimitrov fail  to provide active and material participation in Fifth Street Management LLC’s daily activities (whether by resignation, termination, disability, death or lack of day-to-day management).

“Lender” means (i) SMBC, (ii) each financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower as contemplated by Section 2.21 and/or (iii) any other Person to whom a Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04.

“Lender Fee Letter” means each fee letter agreement that shall be entered into by and among the Borrower, the Servicer and the applicable Lender in connection with the transactions contemplated by this Agreement, as amended, modified, waived, supplemented, restated or replaced from time to time.

other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, collectively, each Person obligated to make payments under a Loan Agreement, including any guarantor thereof.

“Officer’s Certificate” means a certificate signed by the president, the secretary, an assistant secretary, the chief financial officer or any vice president, as an authorized officer, of any Person.

“Opinion of Counsel” means a written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion; provided that Rutan & Tucker LLP and Sutherland Asbill & Brennan LLP shall be considered acceptable counsel for purposes of this definition.

“Outstanding Balance” means the principal balance of a Loan Asset, expressed exclusive of PIK Interest and accrued interest. For the avoidance of doubt, the Outstanding Balance with respect to a Revolving Loan Asset or a Delayed Draw Loan Asset shall be equal to the funded amount of such Revolving Loan Asset or Delayed Draw Loan Asset.

“Payment Date” means the 15th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing on the Initial Payment Date; provided that the final Payment Date shall occur on the Collection Date.

“Payment Date Cut-Off” means, with respect to each Payment Date, the fifth Business Day prior to such Payment Date.

“Payment Duties” has the meaning assigned to that term in Section 10.02(b)(ii).

“Pension Plan” has the meaning assigned to that term in Section 4.01(x).

“Permitted ~~Investment Required Ratings” means (a) if such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or better (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is~~ “~~Aaa” (not on credit watch for possible downgrade) and (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) “A 1” or better (or, in the absence of a short-term credit rating, “A+” or better) from S&P.“Permitted~~ Investments” means, at any time, either ~~Cash~~cash or ~~any~~ Dollar ~~investment that, at the time it is delivered (directly or through an intermediary or bailee), (x) matures not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of delivery thereof, and (y)~~investments that is one or more of the following obligations or securities:

(i)          direct ~~Registered~~interest bearing obligations of, and ~~Registered~~interest bearing obligations ~~the~~guaranteed as to timely payment of principal and interest ~~on which is fully and expressly guaranteed~~ by, the United States or any agency or instrumentality of the

United States, the obligations of which are ~~expressly~~ backed by the full faith and credit of the United States;

(ii)         demand ~~and~~or time deposits in, certificates of deposit of, ~~trust accounts with,~~demand notes of, or bankers’ acceptances issued by~~, or federal funds sold by~~ any depository institution or trust company ~~incorporated~~organized under the laws of the United States or any State thereof (including ~~the Account Bank) or any state thereof~~any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or ~~with~~ the Administrative Agent~~, in each case payable within 60 days after issuance, so long as the commercial paper and/or the~~ or any agent thereof acting in its commercial capacity); provided that the short term unsecured debt obligations of such depository institution or trust company ~~(or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company)~~ at the time of such investment, or contractual commitment providing for such investment ~~have the Permitted Investment Required Ratings~~are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;

(iii)        ~~unleveraged repurchase obligations (if treated as debt by the Borrower and the counterparty) with respect to (a) any security described in clause (i) above or (b) any other Registered security issued or guaranteed by an agency or instrumentality of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above or entered into with an entity (acting as principal) with, or whose parent company has (in addition to issuing a guarantee agreement guaranteeing payment of such entity’s obligations under such repurchase obligation, which guarantee agreement complies with S&P’s then-current criteria with respect to guarantees), the Permitted Investment Required Ratings;~~commercial paper that (a) is payable in Dollars and (b) is rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s; and

(iv)        ~~commercial paper or other short-term obligations (other than asset-backed commercial paper) with the Permitted Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 60 days from their date of issuance;~~units of money market funds rated in the highest credit rating category by each of S&P and Moody’s.

~~(v)         a Reinvestment Agreement issued by any bank (if treated as a deposit by such bank), or a Reinvestment Agreement issued by any insurance company or other corporation or entity, in each case with the Permitted Investment Required Ratings; provided that such Reinvestment Agreement may be unwound at the option of the Borrower without penalty; and~~

~~(vi)        money market funds that have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively;~~

~~provided that (1) Permitted Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (vi) above, as mature (or are putable at par to the issuer thereof) no later than the Business Day prior to the next Payment~~

~~Date unless such Permitted Investments are issued by the Collateral Agent in its capacity as a banking institution, in which event such Permitted Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Permitted Investments if (a) such obligation or security has an “f”, “r”, “p”, “pi”, “q” or “t” subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or securitiesor proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Servicer’s judgment, such obligation or security is subject to material non-credit related risks, (h) such obligation is a structured finance obligation or (i) such obligation or security is represented by a certificate of interest in a grantor trust. Permitted Investments may include, without limitation, those investments issued by or made with the Account Bank or for which the Account Bank or the Collateral Agent or an Affiliate of the Account Bank or the Collateral Agent provides services and receives compensation.~~ No Permitted Investment shall have an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Collateral Custodian, the Account Bank or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided that, notwithstanding the foregoing clauses (i) through (iv), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s Certificate of the Borrower or the Servicer to the Administrative Agent and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Servicer), on and after the Required Sale Date, Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (a) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith and (c) Liens granted pursuant to or by the Transaction Documents.

“Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association,

accordance with the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Register” has the meaning assigned to that term in Section 2.14.

~~“Registered” means, for the purposes of the definition of “Permitted Investments”, in registered form for U.S. federal income tax purposes and issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.~~

~~“Reinvestment Agreement” means a guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity having a Permitted Investment Required Rating; provided that such agreement provides that it is terminable by the purchaser, without penalty, if the rating assigned to such agreement by either S&P or Moody’s is at any time lower than such agreement’s Permitted Investment Required Rating.~~

“Reinvestment Period” shall mean the date commencing on the Closing Date and ending on the day preceding the earlier of (i) September 16, ~~2016,~~2017, (ii) the occurrence of an Event of Default (past any applicable notice or cure period provided in the definition thereof) and (iii) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b); provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next Business Day.

“Release Date” has the meaning set forth in Section 2.07(c).

“Remittance Period” means, (i) as to the Initial Payment Date, the period beginning on the Closing Date and ending on, and including, the Payment Date Cut-Off immediately preceding such Payment Date and (ii) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Payment Date Cut-Off immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reporting Date” means the date that is three Business Days prior to the Payment Date of each calendar month, commencing with the Payment Date in October, 2011.

“Required Lenders” means (i) SMBC (as a Lender hereunder) and its successors and assigns, in the event any such party is a Lender hereunder and (ii) the Lenders representing an aggregate of at least 51% of the aggregate Commitments of the Lenders then in effect.

“Required Loan Documents” means, for each Loan Asset, originals (except as otherwise indicated) of the following documents or instruments, all as specified on the related Loan Asset Checklist:

(a)(i)          other than in the case of a Noteless Loan Asset, the original or, if accompanied by an original “lost note” affidavit and indemnity, a copy of, the underlying promissory note, endorsed by the Borrower or the prior holder of record in blank (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements in blank), and (ii) in the case of a Noteless Loan Asset (x) a copy of each transfer document or instrument relating to such Noteless Loan Asset evidencing the assignment of such Noteless Loan Asset to the Transferor and from the Transferor to the Borrower and from the Borrower in blank, and (y) a copy of the Loan Asset Register with respect to such Noteless Loan Asset, as described in Section 5.03(k)(ii);

(b)          originals or copies of each of the following, to the extent applicable to the related Loan Asset; any related Loan Agreement, credit agreement, note purchase agreement, security agreement (if separate from any mortgage), sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments, guarantee, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto, as set forth on the Loan Asset Checklist; and

(c)          with respect to any Loan Asset originated by the Transferor or an Affiliate and with respect to which the Transferor or an Affiliate acts as administrative agent (or in a comparable capacity), either (i) copies of the UCC-1 Financing Statements, if any, and any related continuation statements, each showing the Obligor as debtor and the Collateral Agent as total assignee or showing the Obligor, as debtor and the Transferor or the applicable Affiliate as secured party and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, in each case as set forth in the Loan Asset Checklist.

“Required Reports” means, collectively, the asset report and the Servicing Report required pursuant to Section 6.08(b), the Servicer’s Certificate required pursuant to Section 6.08(c), the financial statements of the Servicer required pursuant to Section 6.08(d), the tax returns of the Borrower, the Transferor and the Servicer required pursuant to Section 6.08(e), the financial statements and valuation reports of each Obligor required pursuant to Section 6.08(f), the annual statements as to compliance required pursuant to Section 6.09, and the annual independent public accountant’s report required pursuant to Section 6.10.

“Required Sale Assets” means all assets owned by the Borrower that would disqualify the Borrower from using the “loan securitization exemption” under the Volcker Rule (as determined by the Administrative Agent in its reasonable discretion). For the avoidance of doubt, any asset that is an Eligible Loan Asset hereunder will not be included in the definition of “Required Sale Assets.”

“Required Sale Date” means the date immediately prior to July 21, 2016 (or the date immediately prior to such later date (to the extent applicable to the transactions contemplated hereby) as shall be determined by written order of the Board of Governors of the Federal Reserve System with respect to the required conformance with the Volcker Rule by banking entities generally); provided that if the Administrative Agent receives an opinion of Dechert LLP or other nationally recognized counsel satisfactory to it in its sole discretion that (A) the ownership of the Required Sale Assets will not cause the Borrower to be a “covered fund” under the Volcker Rule, (B) the Advances are not considered to constitute “ownership interests” under the Volcker Rule or (C) ownership of the Advances will be otherwise exempt from the Volcker Rule, then the Required Sale Date shall not occur; provided further that upon receipt of further official guidance from or on behalf of the Board of Governors of the Federal Reserve System with respect to compliance with the Volcker Rule, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith in respect of amendments or modifications to the Transaction Documents appropriate to assure compliance with or exemption from the Volcker Rule.

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (iv) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Agented Note that is transferred to the Borrower, (i) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Note and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Agented Note that relate to such portion(s) of the indebtedness that is owned by another lender.

“Revolving Loan Asset” means a Loan Asset that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or its successors in interest).

(e)          Fifth Street shall assign its rights or obligations as “Servicer” hereunder to any Person ~~without the consent of each Lender and the Administrative Agent (as required in Section 11.04(a) of this Agreement)~~;

(f)          ~~any change in the management of the Servicer (whether by resignation, termination, disability, death or lack of day-to-day management) relating to either (x) Leonard Tannenbaum or (y) both Bernard Berman and Ivelin Dimitrov, in each case failing to provide active and material participation in the Servicer’s or Transferor’s daily activities including, but not limited to, general management, underwriting, and the credit approval process and credit monitoring activities, and such persons are not replaced with other individuals reasonably acceptable to the Administrative Agent within 30 days of such event;~~a Key Person Departure Event shall occur;

(g)          any failure by the Servicer to deliver (i) any required Servicing Report on or before the date occurring two Business Days after the date such report is required to be made or given, as the case may be or (ii) any other Required Reports hereunder on or before the date occurring five Business Days after the date such report is required to be made or given, as the case may be, in each case under the terms of this Agreement;

(h)          any representation, warranty or certification made by the Servicer in any Transaction Document or in any document or report delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which inaccuracy has a material adverse effect on the Lenders, and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent, any Lender or the Collateral Agent (at the direction of the Administrative Agent) and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(i)          any financial or other information reasonably requested by the Administrative Agent, a Lender or the Collateral Agent is not provided as requested within a reasonable amount of time following such request;

(j)          the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of United States $10,000,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution;

(k)          any change in the control of the Servicer that takes the form of either a merger or consolidation that does not comply with the provisions of Section 5.04(a) of this Agreement;

(l)          the occurrence of an Event of Default (past any applicable notice or cure period provided in the definition thereof); or

(m)          the Servicer resigns ~~in contravention of Section 6.11 of this Agreement~~.

“Servicer Termination Notice” has the meaning assigned to that term in Section 6.01(b).

liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity Date” means September 16, ~~2020~~2021 (or, if such day is not a Business Day, the next succeeding Business Day).

“Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligation, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means with respect to a person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset Pledged by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 2.07(a) or Section 2.07(c)(ii).

“Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term Loan Asset” means a Loan Asset that is a term loan that has been fully funded and does not contain any unfunded commitment on the part of the Transferor arising from an extension of credit by the Transferor to an Obligor.

“Third Amendment Effective Date” means August 17, 2015.

“Transaction Documents” means this Agreement, the Variable Funding Note(s), any Joinder Supplement, the Purchase and Sale Agreement, the Control Agreement, the Custody Agreement, the U.S. Bank Fee Letter, each Lender Fee Letter and each document, instrument or agreement related to any of the foregoing.

“Transferor” means Fifth Street, in its capacity as the transferor hereunder and as the seller under the Purchase and Sale Agreement, together with its successors and assigns in such capacity.

“Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date (any of which, for the avoidance of doubt, may occur more than once):

(i)          an Obligor payment default under any Loan Asset (after giving effect to any grace and/or cure period set forth in the Loan Agreement, but not to exceed five days);

(ii)         a Bankruptcy Event with respect to the related Obligor; or

(iii)        the occurrence of a Material Modification with respect to such Loan Asset.

“Variable Funding Note” has the meaning assigned to such term in Section 2.01(a).

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Event” means, as to any Loan Asset, the discovery that as of the related Cut-Off Date for such Loan Asset there existed a breach of any representation or warranty relating to such Loan Asset (including that the Loan Asset failed to satisfy the criteria of the definition of “Eligible Loan Asset”); provided that any Loan Asset approved by the Administrative Agent in accordance with Section 2 of Schedule II on the applicable Cut-Off Date shall not be a Warranty Loan Asset due to the failure of such Loan Asset to satisfy the requirements of Section 2 of Schedule II on any date thereafter.

“Warranty Loan Asset” means a Loan Asset with respect to which a Warranty Event has occurred.

“Yield” means the sum of the following, payable on each Payment Date:

(a) the aggregate LIBOR Yield for all LIBOR Advances Outstanding that have an Interest Period that ends on such Payment Date and for any part of the outstanding principal amount of a LIBOR Advance that was prepaid on a day other than a day on which an Interest Period for such LIBOR Advance ended, to the extent that LIBOR Yield with respect to such prepaid principal remains accrued and unpaid:

plus,

(b) with respect to any previously ended Remittance Period during which any Base Rate Advances were outstanding, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

YR x L

D

(c)          If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.10, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d)          In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. The Administrative Agent, on behalf of any Affected Party making a claim under this Section 2.10, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

(e)          Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation.

(f)          If at any time the Borrower shall be liable for the payment of any additional amounts in accordance with this Section 2.10, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.18(b) but without the payment of any Make-Whole Premium); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.10 in accordance with the terms hereof.

(g)          Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or issued in connection therewith ~~shall~~and (ii) any law, request, rule, guideline or directive promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall, in each case, be deemed to have been introduced after the Closing Date, thereby constituting a change for which a claim for increased costs or additional amounts may be made hereunder with respect to the Affected Parties, regardless of the date enacted, adopted or issued.

SECTION 2.11         Taxes.

(a)          All payments made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Non-Excluded Taxes. If any Non-Excluded Taxes are required to be withheld from any amounts payable to any Indemnified Party, then the amount payable to such Person will be increased (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any Non-Excluded Taxes (including, without limitation, any Non-Excluded Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been made. The foregoing obligation to pay Additional Amounts with respect to payments required to be made by the Borrower or made by the Servicer on behalf of the

SECTION 2.21         Additional Lenders.

The Borrower may, with the written consent of the Administrative Agent, add additional Persons as Lenders. Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent and the Borrower a Joinder Supplement and ~~a~~an Assignment and Acceptance.

ARTICLE III.

CONDITIONS PRECEDENT

SECTION 3.01         Conditions Precedent to Effectiveness.

(a)          This Agreement shall be effective upon satisfaction of the conditions precedent that:

(i)          all reasonable up-front expenses and fees (including legal fees, any fees required under any Lender Fee Letter and the U.S. Bank Fee Letter) that are invoiced at or prior to the Closing Date shall have been paid in full and all other acts and conditions (including, without limitation, the obtaining of any necessary consents and regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related Transaction Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all Applicable Law;

(ii)         in the reasonable judgment of the Administrative Agent, there has not been any change after the date hereof in Applicable Law which adversely affects any Lender’s or the Administrative Agent’s ability to enter into the transactions contemplated by the Transaction Documents or any Material Adverse Effect or material disruption in the financial, banking or commercial loan or capital markets generally;

(iii)        any and all information submitted to each Lender and the Administrative Agent by the Borrower, the Transferor or the Servicer or any of their Affiliates is true, accurate, complete in all material respects and not misleading in any material respect;

(iv)        the Administrative Agent shall have received, all documentation and other information requested by the Administrative Agent in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servicer under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, all in form and substance reasonably satisfactory to the Administrative Agent;

(v)         the Administrative Agent shall have received on or before the date of such effectiveness the items listed in Schedule I hereto, each in form and substance satisfactory to the Administrative Agent;

which the Administrative Agent and Lenders have access or upon receipt of such information through e-mail or another delivery method acceptable to the Administrative Agent.

SECTION 6.09         Annual Statement as to Compliance. The Servicer will provide to the Administrative Agent, each Lender and the Collateral Agent within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on September 30, 2011, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event has occurred.

SECTION 6.10         Annual Independent Public Accountant’s Servicing Reports. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Administrative Agent, each Lender and the Collateral Agent within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on September 30, 2012, a report covering such fiscal year to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III, it being understood that the Servicer and the Administrative Agent will provide an updated Schedule III reflecting any further amendments to such Schedule III prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule III) to certain documents and records relating to the Collateral Portfolio under any Transaction Document, compared the information contained in the Servicing Reports and the Servicer’s Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

SECTION 6.11         The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02.

SECTION 6.12         Required Sale Date. Notwithstanding anything else in this Agreement or the other Transaction Documents to the contrary, the Borrower shall divest itself of all Required Sale Assets on or prior to the Required Sale Date; provided, however, that the Administrative Agent may, in its sole discretion, give notice at any time to the Borrower to divest itself of any Required Sale Assets. For the avoidance of doubt, the Borrower’s divestment of the Required Sale Assets shall not be included in determining the Borrower’s compliance with Section 2.07 of this Agreement.

(o)          any representation, warranty or certification made by the Borrower or the Transferor in any Transaction Document or in any document delivered pursuant to any Transaction Document shall prove to have been incorrect when made in any material respect, and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower or the Transferor by the Administrative Agent or the Collateral Agent (which shall be given at the direction of the Administrative Agent) and (ii) the date on which a Responsible Officer of the Borrower or the Transferor acquires knowledge thereof; or

(p)          the Borrower ceases to have a valid, perfected ownership interest in all of the Collateral Portfolio; or

(q)          the Borrower makes any assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of each of the Lenders and the Administrative Agent, which consent may be withheld by any Lender or the Administrative Agent in the exercise of its sole and absolute discretion; or

(r)          the Borrower, the Servicer or the Transferor fails to observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral Portfolio, and such failure is not cured within three Business Days; ~~or~~

(s)          (i) failure of the Borrower to maintain at least one Independent Director, (ii) the removal of any Independent Director of the Borrower without “cause” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent and the Lenders, each as required in the organizational documents of the Borrower or (iii) an Independent Director of the Borrower which is not provided by CSC or a nationally recognized service reasonably acceptable to the Administrative Agent shall be appointed without the consent of the Administrative Agent; or

(t)          an Investment Advisor Departure Event shall occur;

then the Administrative Agent or all of the Lenders, may, by notice to the Borrower, declare the Facility Maturity Date to have occurred; provided that, in the case of any event described in Section 7.01(h) above, the Facility Maturity Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Borrower shall cease purchasing Loan Assets from the Transferor under the Purchase and Sale Agreement, (ii) the Administrative Agent or all of the Lenders may declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable, and (iii) all proceeds and distributions in respect of the Portfolio Assets shall be distributed by the Collateral Agent (at the direction of the Administrative Agent) as described in Section 2.04(c) (provided that the Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations immediately in accordance with Section 2.04(e) hereof). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the

(a)          This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, each Lender, the Collateral Agent and their respective successors and permitted assigns. Each Lender and their respective successors and assigns may assign, syndicate, or grant a security interest or sell a participation interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance (or portion thereof) or any Variable Funding Note (or any portion thereof) to any Person other than the Borrower or an Affiliate thereof; provided that, (x) so long as no Event of Default has occurred, unless the Borrower shall otherwise consent, a Lender may only assign, syndicate, grant a security interest or sell a participation in, its rights and obligations hereunder to an Affiliate and (y) after an Event of Default has occurred, a Lender may assign its rights and obligations hereunder to any Person who is not a Fifth Street Competitor. Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed assignment and acceptance substantially in the form of Exhibit M hereto (a “Assignment and Acceptance”) and a fully-executed Joinder Supplement. The parties to any such assignment, grant or sale of a participation interest shall execute and the Lender record in its books and records, such agreement or document as may be satisfactory to such parties. To the fullest extent effective under Applicable Law (including Section 9-408 of the UCC), none of the Borrower, the Transferor or the Servicer may assign, or permit any Lien (other than Permitted Liens) to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document, without the prior written consent of (with respect to assignments, solely as to the Borrower) each Lender and the Administrative Agent.

(b)          Notwithstanding any other provision of this Section 11.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(c)          Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

SECTION 11.05         Term of This Agreement. This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V and the Servicer’s representations, covenants and duties set forth in Articles IV, V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII, IX and Article XI and the provisions of Section 2.10, Section 2.11, Section 11.07, Section 11.08 and Section 11.09 shall be continuing and shall survive any termination of this Agreement.

SECTION 11.06         GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL

Exhibit B

CONFORMED SCHEDULES TO LOAN AND SERVICING AGREEMENT

Execution version

Conformed through Omnibus Amendment No. 3

SCHEDULE I

CONDITIONS PRECEDENT DOCUMENTS

As required by Section 3.01 of the Loan and Servicing Agreement, each of the following items must be delivered to the Administrative Agent and the Lenders prior to the effectiveness of the Loan and Servicing Agreement:

(a)          A copy of the Loan and Servicing Agreement duly executed by each of the parties hereto;

(b)          A certificate of the secretary or assistant secretary of each of the Borrower and Fifth Street, dated the date of the Loan and Servicing Agreement, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person the Transaction Documents to which it is a party (on which certificate the Administrative Agent and the Lenders may conclusively rely until such time as the Administrative Agent and the Lenders shall receive from the Borrower or Fifth Street, as applicable, a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the certificate of formation or articles of incorporation of such Person, as applicable, is a complete and correct copy and that such certificate of formation or articles of incorporation have not been amended, modified or supplemented and are in full force and effect, (iii) that the copy of the limited liability company agreement or by-laws, as applicable, of such Person are a complete and correct copy, and that such limited liability company agreement or by-laws have not been amended, modified or supplemented and are in full force and effect, and (iv) the resolutions of the board of directors of such Person approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party;

(c)          A good standing certificate, dated as of a recent date for each of the Borrower and Fifth Street, issued by the Secretary of State of such Person’s State of formation or organization, as applicable;

(d)          Duly executed Powers of Attorney from each of the Borrower and Fifth Street to the Administrative Agent and to the Collateral Agent;

(e)          Duly executed Variable Funding Note(s);

(f)          Financing statements (the “Facility Financing Statements”) describing the Collateral Portfolio, and (i) naming the Borrower as debtor and the Collateral Agent, on behalf of the Secured Parties, as secured party, (ii) naming the Transferor as debtor, the Borrower as assignor and the Collateral Agent, on behalf of the Secured Parties, as secured party/total assignee and (iii) other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Collateral Agent’s, on behalf of the Secured Parties, interests in all Collateral Portfolio;

(g)          Financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral Portfolio previously granted by the Transferor;

Sch. I- 1

SCHEDULE II

ELIGIBILITY CRITERIA

The representations and warranties set forth in this Schedule II are made by the Borrower and the Servicer under the Loan and Servicing Agreement and the Transferor under the Purchase and Sale Agreement, with respect to all Loan Assets which are designated as being Eligible Loan Assets on any Borrowing Base Certificate or are otherwise represented to the Administrative Agent or the Lenders as being Eligible Loan Assets, or are included as Eligible Loan Assets in any calculation set forth in the Loan and Servicing Agreement to which this Schedule II is attached. For the avoidance of doubt, if such Loan Asset does not satisfy the representations and warranties set forth in this Schedule II then the Administrative Agent must expressly consent to the inclusion of such Loan Asset; it being understood that the Administrative Agent will not be deemed to have consented to the acquisition of a Loan Asset by the Borrower that does not satisfy the representations and warranties set forth in this Schedule II by merely approving the acquisition of such Loan Asset by the Borrower unless there is an express acknowledgement by the Borrower and the Servicer under the Loan and Servicing Agreement and the Seller under the Purchase and Sale Agreement of non-satisfaction of the representations and warranties set forth in this Schedule II.

1.          As of the related Cut-Off Date, each such Loan Asset is a First Lien Loan Asset evidenced by a note or a credit document and an assignment document in the form specified in the applicable credit agreement or, if no such specification, on the LSTA assignment form. Each such Loan Asset and the Portfolio Assets related thereto is subject to a valid, subsisting and enforceable first priority perfected security interest (subject only to Permitted Liens) in favor of the Collateral Agent, on behalf of the Secured Parties, and the Borrower has good and marketable title to such Loan Asset and the Portfolio Assets related thereto, free and clear of all Liens other than any Permitted Liens.

2.          As of the related Cut-Off Date, the acquisition of each such Loan Asset by the Borrower, and the Pledge of each such Loan Asset, has been approved by the Administrative Agent, in its sole discretion, by delivery of an Approval Notice.

3.          As of the related Cut-Off Date, each such Loan Asset is not (a) a participation interest in all or a portion of a loan (for the avoidance of doubt, a syndication or co-lending interest which is not documented as a participation interest shall not be deemed a participation interest), (b) a letter of credit, (c) a bond, (d) a Structured Finance Obligation or (e) a Floating Rate Note.

4.          As of the related Cut-Off Date, the Obligor with respect to each such Loan Asset is organized under the laws of the United States or any state thereof and domiciled in the United States, as reasonably determined by the Administrative Agent.

5.          The funding obligations for each such Loan Asset and the Loan Agreement under which such Loan Asset was created have been fully satisfied and all sums available thereunder have been fully advanced, or if such Loan Asset is a Revolving Loan Asset or Delayed Draw Loan Asset, then (a) the sum of (i) the aggregate commitments under the

Sch. II- 1

Exhibit C

CONFORMED CUSTODY AGREEMENT

~~EXECUTION COPY~~Execution Version

Conformed Copy

CUSTODY AGREEMENT

dated as of September 16, 2011
by and among

FIFTH STREET FUNDING II, LLC
(“Company”),

FIFTH STREET FINANCE CORP.
(“Servicer” and “Transferor”),

SUMITOMO MITSUI BANKING CORPORATION

(“Collateral Agent” and “Administrative Agent”)

and

U.S. BANK NATIONAL ASSOCIATION
(“Custodian”)

Page
1.	DEFINITIONS	1
2.	APPOINTMENT OF CUSTODIAN	~~4~~5
3.	DUTIES OF CUSTODIAN	~~5~~6
4.	REPORTING	~~12~~13
5.	DEPOSIT IN U.S. SECURITIES SYSTEMS	13
6.	CERTAIN GENERAL TERMS	~~13~~14
7.	COMPENSATION OF CUSTODIAN	~~15~~16
8.	RESPONSIBILITY OF CUSTODIAN	16
9.	SECURITY CODES	~~18~~19
10.	TAX LAW	~~18~~19
11.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT	19
12.	REPRESENTATIONS AND WARRANTIES; Covenants	20
13.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT	~~21~~22
14.	NOTICES	~~21~~22
15.	CHOICE OF LAW AND JURISDICTION	~~23~~24
16.	ENTIRE AGREEMENT; COUNTERPARTS	~~23~~24
17.	AMENDMENT; WAIVER	~~23~~24
18.	SUCCESSOR AND ASSIGNS	24
19.	SEVERABILITY	~~24~~25
20.	INSTRUMENT UNDER SEAL; HEADINGS	~~24~~25
21.	REQUEST FOR INSTRUCTIONS	~~24~~25
22.	OTHER BUSINESS	~~25~~26
23.	REPRODUCTION OF DOCUMENTS	~~25~~26
24.	CONFIDENTIALITY	~~25~~26
25.	MISCELLANEOUS	~~26~~27
SCHEDULES
SCHEDULE A – Initial Authorized Persons

i

THIS CUSTODY AGREEMENT (this “Agreement”) is dated as of September 16, 2011 and is by and among FIFTH STREET FUNDING II, LLC, a Delaware limited liability company (or any successor or permitted assign hereunder, the “Company”), FIFTH STREET FINANCE CORP., a Delaware corporation, as the servicer and as the transferor (or any successor or permitted assign hereunder, the “Servicer” or the “Transferor”), SUMITOMO MITSUI BANKING CORPORATION, a Japanese banking corporation (or any successor or permitted assign acting as the collateral agent or as the administrative agent hereunder, the “Collateral Agent” or the “Administrative Agent”, respectively, and “SMBC”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (or any successor or permitted assign acting as custodian hereunder, the “Custodian”).

RECITALS

WHEREAS, the Company, the Administrative Agent, the Collateral Agent and each of the Lenders from time to time a party to the Loan and Servicing Agreement desire to retain U.S. Bank National Association to act as custodian;

WHEREAS, the Company, the Administrative Agent, the Collateral Agent and each of the Lenders from time to time a party to the Loan and Servicing Agreement desire that the Company’s Securities (as defined below), Required Loan Documents (as defined below) be held and administered by the Custodian pursuant to this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.          DEFINITIONS

1.1           Defined Terms. All capitalized terms used but not otherwise defined in this Agreement shall have the same defined meanings as set forth in the Loan and Servicing Agreement. In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

“Administrative Agent” has the meaning set forth in the first paragraph of this Agreement.

“Agreement” means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof).

“Authorized Person” has the meaning set forth in Section 6.4.

“Business Day” means a day on which the Custodian is open for business in the market or country in which a transaction is to take place.

“Collateral Agent” has the meaning set forth in the first paragraph of this Agreement.

“Company” has the meaning set forth in the first paragraph of this Agreement.

1

“Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other similar or related information that may be furnished to the Company by the Custodian from time to time pursuant to this Agreement.

“Custodian” has the meaning set forth in the first paragraph of this Agreement.

“Document Custodian” means the Custodian when acting in the role of a document custodian hereunder.

~~“Eligible Investment” means any investment that at the time of its acquisition is one or more of the following:~~

~~(a)          United States government and agency obligations;~~

~~(b)          commercial paper having a rating assigned to such commercial paper by Standard & Poor’s Rating Services or Moody’s Investor Service, Inc. (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to one of the two highest ratings assigned by such organization, it being understood that as of the date hereof such ratings by Standard & Poor’s Rating Services are “A1+” and “A1” and such ratings by Moody’s Investor Service, Inc. are “P1” and “P2”;~~

~~(c)          interest bearing deposits in United States dollars in United States or Canadian banks with an unrestricted surplus of at least U.S. $250,000,000, maturing within one year; and~~

~~(d)          money market funds (including funds of the bank serving as Custodian or its affiliates) or United States government securities funds designed to maintain a fixed share price and high liquidity.~~

“Eligible Securities Depository” has the meaning set forth in Section (b)(1) of Rule 17f-7 under the 1940 Act.

“Excepted Persons” has the meaning set forth in Section 24.1.

“Federal Reserve Bank Book-Entry System” means a depository and securities transfer system operated by the Federal Reserve Bank of the United States on which are eligible to be held all United States Government direct obligation bills, notes and bonds.

“Loan Asset” means any commercial loan, or portion thereof, individually or collectively, originated or acquired by the Transferor in the ordinary course of its business, which loan includes, without limitation, (i) the Required Loan Documents and Loan Asset File, and (ii) all right, title and interest of the Transferor in and to the loan and any Underlying Collateral, but excluding, in each case, the Retained Interest and Excluded Amounts and which loan was acquired by the Borrower from the Transferor under the Purchase and Sale Agreement and owned by the Borrower on the initial Advance Date (as set forth on

2

3.2           Securities Custody Account. The Custodian shall open and maintain in its trust department a segregated trust account in the name of the Company, subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties, subject to order of the Custodian, in which the Custodian shall enter and carry, subject to Section 3.3(b), all Securities (other than Loan Assets) and other assets (other than cash and ~~Eligible~~Permitted Investments) of the Company Pledged to the Collateral Agent, for the benefit of the Secured Parties, which are delivered to it in accordance with this Agreement. For avoidance of doubt, the Custodian shall not be required to credit or deposit Loan Assets in the Securities Account but shall instead maintain a register (in book-entry form or in such other form as it shall deem necessary or desirable) of such Loan Assets, containing such information as the Servicer, the Collateral Agent, the Administrative Agent and the Custodian may reasonably agree; provided that, with respect to such Loan Assets, (i) all Required Loan Documents shall be held in safekeeping by the Document Custodian, as bailee of the Collateral Agent individually segregated from the securities and investments of any other person and marked so as to clearly identify them as the property of the Company, subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties, in a manner consistent with this Agreement.

3.3           Delivery of Securities to Custodian.

(a)          The Company, the Servicer or the Transferor shall deliver, or cause to be delivered, to the Custodian the Company’s Securities, Pledged by the Company to the Collateral Agent under the Loan and Servicing Agreement. The Company and the Servicer agree and acknowledge that cash Proceeds of Securities shall be delivered to the Account Bank pursuant to provisions of Control Agreement. With respect to Loan Assets, the Required Loan Documents and other underlying loan documents shall be delivered to the Custodian in its role as, and at the address identified for, the Document Custodian. With respect to assets other than Loan Assets, such assets shall be delivered to the Custodian in its role as, and (where relevant) at the address identified for, the Securities Custodian. The Custodian shall not be responsible for such Securities or other assets until actually delivered to, and received by it. In taking and retaining custody of the Required Loan Documents, the Document Custodian shall be deemed to be acting as the agent of the Collateral Agent for the benefit of the Secured Parties.

(b)          (i) In connection with the Company’s Pledge of a Loan Asset or other Security to the Collateral Agent, the Company, the Servicer or the Transferor shall deliver or cause to be delivered to the Custodian (in its roles as, and at the address identified for, the Custodian and Document Custodian) a properly completed Trade Confirmation containing such information in respect of such Loan Asset as the Custodian may reasonably require in order to enable the Custodian to perform its duties hereunder in respect of such Loan Asset and on which the Custodian may conclusively rely without further inquiry or investigation, in such form and format as the Custodian reasonably may require, and shall deliver to the Document Custodian (in its role as, and at the address identified for, the

3

Exhibit D

CONFORMED SECURITIES ACCOUNT CONTROL AGREEMENT

~~EXECUTION COPY~~Execution version

Conformed Copy

SECURITIES ACCOUNT CONTROL AGREEMENT

dated as of September 16, 2011

by and among

FIFTH STREET FUNDING II, LLC

as the Borrower

FIFTH STREET FUNDING CORP.

as the Servicer

SUMITOMO MITSUI BANKING CORPORATION

as the Collateral Agent

U.S. BANK NATIONAL ASSOCIATION

as the Account Bank

Section 1.	Defined Terms; Interpretation	1

Section 2.	Appointment of the Account Bank	~~2~~3

Section 3.	The Controlled Accounts	3

Section 4.	The Account Bank	6

Section 5.	Disbursements from the Controlled Accounts	~~8~~9

Section 6.	Indemnity; Limitation on Damages; Expenses; Fees	~~8~~9

Section 7.	Representations	~~9~~10

Section 8.	Transfer	~~10~~11

Section 9.	Termination	~~10~~12

Section 10.	Miscellaneous	~~11~~12

Section 11.	Notices	~~12~~13

Section 12.	Governing Law and Jurisdiction	~~13~~14

- i -

SECURITIES ACCOUNT CONTROL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 16, 2011, by and among FIFTH STREET FUNDING II, LLC, as the borrower (the “Borrower”); FIFTH STREET FINANCE CORP., as the servicer (the “Servicer”); SUMITOMO MITSUI BANKING CORPORATION, as the collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) under the Loan and Servicing Agreement referred to below; and U.S. BANK NATIONAL ASSOCIATION, as the account bank (in such capacity, the “Account Bank”).

In consideration of the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Defined Terms; Interpretation

(a)       Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings provided in the Loan and Servicing Agreement. In addition, all terms used herein which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined herein are used herein as so defined. As used herein, the following defined terms have the meanings provided below.

“Account Bank” has the meaning specified in the first paragraph hereof.

“Agreement” has the meaning specified in the first paragraph hereof.

“Associated Persons” has the meaning specified in Section 6(b).

“Borrower” has the meaning specified in the first paragraph hereof.

“Business Day” means a day of the year other than (i) Saturday or a Sunday or (ii) any other day on which commercial banks in New York, New York or the city or cities in which the offices of the Collateral Agent and Account Bank are located and are authorized or required by Applicable Law, regulation or executive order to close.

“Collateral Agent” has the meaning specified in the first paragraph hereof.

“Controlled Accounts” has the meaning specified in Section 3(a)(i).

“Disbursement Request” shall means a disbursement request from the Borrower to the Administrative Agent and the Collateral Agent in the form attached as Exhibit C attached hereto in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(d) of the Loan and Servicing Agreement.

“Dollar”, “USD” or “U.S.$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting through its corporate trust division which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), P-1 by Moody’s Investors Service, Inc. (“Moody’s”), and F-1+ by Fitch, Inc. (“Fitch”) in the case of accounts in which funds are held for 30 days or less or, in the case of letters of credit or accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s.

“Law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Loan and Servicing Agreement” means the Loan and Servicing Agreement, dated as of September 16, 2011 by and among the Borrower, the Servicer and Sumitomo Mitsui Banking Corporation, as the Administrative Agent, as Lender and as the Collateral Agent, a copy of which is attached hereto as Exhibit A.

“Loan Assets” has the meaning specified in Section 13.

“Loan Assignment Agreement” has the meaning specified in Section 13.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Payment Date” means the 15th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing on the 15th day of October, 2011; provided that the final Payment Date shall occur on the Collection Date.

~~“Permitted Investment Required Ratings” means (a) if such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or better (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is “Aaa” (not on credit watch for possible downgrade) and (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) “A 1” or better (or, in the absence of a short-term credit rating, “A+” or better) from S&P.~~

~~“Permitted Investments” means either cash or any Dollar investment that, at the time it is delivered (directly or through an intermediary or bailee), (x) matures not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day~~

~~immediately preceding the Payment Date immediately following the date of delivery thereof, and (y) is one or more of the following obligations or securities:~~

~~(i)          direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States;~~

~~(ii)         demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States (including the Account Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities or with the Administrative Agent, in each case payable within 60 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Permitted Investment Required Ratings;~~

~~(iii)        unleveraged repurchase obligations (if treated as debt by the Borrower and the counterparty) with respect to (a) any security described in clause (i) above or (b) any other Registered security issued or guaranteed by an agency or instrumentality of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above or entered into with an entity (acting as principal) with, or whose parent company has (in addition to issuing a guarantee agreement guaranteeing payment of such entity’s obligations under such repurchase obligation, which guarantee agreement complies with S&P’s then-current criteria with respect to guarantees), the Permitted Investment Required Ratings;~~

~~(iv)        commercial paper or other short-term obligations (other than asset-backed commercial paper) with the Permitted Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 60 days from their date of issuance;~~

~~(v)         a Reinvestment Agreement issued by any bank (if treated as a deposit by such bank), or a Reinvestment Agreement issued by any insurance company or other corporation or entity, in each case with the Permitted Investment Required Ratings; provided that such Reinvestment Agreement may be unwound at the option of the Borrower without penalty; and~~

~~(vi)        money market funds that have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively;~~

~~provided that (1) Permitted Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (vi) above, as mature (or are putable at par to the issuer thereof) no later than the Business Day prior to the next Payment Date unless such Permitted Investments are issued by the Collateral Agent or the Account Bank~~

~~in its capacity as a banking institution, in which event such Permitted Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Permitted Investments if (a) such obligation or security has an “f”, “r”, “p”, “pi”, “q” or “t” subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Servicer’s judgment, such obligation or security is subject to material non-credit related risks, (h) such obligation is a structured finance obligation or (i) such obligation or security is represented by a certificate of interest in a grantor trust. Permitted Investments may include, without limitation, those investments issued by or made with the Account Bank or for which the Account Bank or the Collateral Agent or an Affiliate of the Account Bank or the Collateral Agent provides services and receives compensation.~~

“Proceedings” has the meaning specified in Section 12(b).

~~“Registered” means, for the purposes of the definition of “Permitted Investments”, in registered form for U.S. federal income tax purposes and issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.~~

~~“Reinvestment Agreement” means a guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity having a Permitted Investment Required Rating; provided that such agreement provides that it is terminable by the purchaser, without penalty, if the rating assigned to such agreement by either S&P or Moody’s is at any time lower than such agreement’s Permitted Investment Required Rating.~~

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or its successors in interest).

(b) Rules of Construction. Unless the context otherwise clearly requires: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (vi) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (vii) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not

Exhibit E

CONFORMED PURCHASE AND SALE AGREEMENT

~~EXECUTION COPY~~Execution version

(Conformed Copy)

PURCHASE AND SALE AGREEMENT

by and between

FIFTH STREET FUNDING II, LLC,

as the Purchaser

and

FIFTH STREET FINANCE CORP.,

as the Seller

Dated as of September 16, 2011

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of September 16, 2011, by and between FIFTH STREET FINANCE CORP., a Delaware corporation, as the seller (the “Seller”) and FIFTH STREET FUNDING II, LLC, a Delaware limited liability company, as the purchaser (the “Purchaser”).

WITNESSETH:

WHEREAS, the Purchaser has agreed to Purchase (as hereinafter defined) from the Seller from time to time, and the Seller has agreed to Sell (as hereinafter defined) to the Purchaser from time to time, certain Loan Assets and Portfolio Assets related thereto on the terms set forth herein;

WHEREAS, it is contemplated that the Loan Assets and Portfolio Assets Purchased hereunder may be Pledged by the Purchaser pursuant to the Loan and Servicing Agreement (as defined herein) and the related Transaction Documents, to the Collateral Agent, for the benefit of the Secured Parties; and

WHEREAS, the Seller agrees that all representations, warranties, covenants and agreements made by the Seller herein with respect to the Sale Portfolio shall also be for the benefit of any Secured Party.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and the Seller, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1.          General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing, lithography and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Loan and Servicing Agreement (as hereinafter defined). References herein to Persons include their successors and assigns permitted hereunder or under the Loan and Servicing Agreement. The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. References to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time

(b)          Security Interests. Except as otherwise permitted herein and in the Loan and Servicing Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Sale Portfolio Sold by the Seller to the Purchaser hereunder, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in the Sale Portfolio Sold by the Seller to the Purchaser hereunder. The Seller will promptly notify the Purchaser, the Collateral Agent, each Lender and the Administrative Agent of the existence of any Lien on any Sale Portfolio and the Seller shall defend the right, title and interest of the Purchaser and the Collateral Agent, on behalf of the Secured Parties, in, to and under the Sale Portfolio against all claims of third parties; provided that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Sale Portfolio.

(c)          Mergers, Acquisitions, Sales, Etc. The Seller will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, or sell or assign with or without recourse any Sale Portfolio or any interest therein (other than in the ordinary course of business or as permitted pursuant to this Agreement or the Transaction Documents).

(d)          Transfer of Purchaser Membership Interests. The Seller shall not transfer, pledge, participate or otherwise encumber its membership interests in the Purchaser ~~without the prior written consent of the Administrative Agent and the delivery of an acceptable (in the Administrative Agent’s reasonable discretion) non-consolidation opinion~~.

(e)          Restricted Payments. The Seller shall not cause or permit the Purchaser to make any Purchaser Restricted Junior Payment, except that, so long as no Event of Default or Unmatured Event of Default has occurred or would result therefrom, the Purchaser may declare and make distributions to its member on its membership interests.

(f)          Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Loan Assets to the Purchaser.

(g)          ERISA Matters. The Seller will not (a) engage, and will exercise its best efforts not to permit any ERISA Affiliate to engage, in any prohibited transaction (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan other than a Multiemployer Plan, (c) fail to make any payments to a Multiemployer Plan that the Seller or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result, directly or indirectly, in any liability to the Seller, or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA with respect to any Pension Plan other than an event for which the reporting requirements have been waived by regulations.

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